SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported) April 28, 2005

Regal-Beloit Corporation

(Exact name of registrant as specified in its charter)

Wisconsin 1-7283 39-0875718

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

200 State Street, Beloit, Wisconsin 53511

(Address of principal executive offices) (Zip Code)

(608) 364-8800

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 28, 2005, REGAL-BELOIT CORPORATION (the “Company”) issued a press release disclosing the first quarter 2005 financial results of the Company, highlighted by a 52% increase in first quarter earnings per share. A copy of the Company’s press release is attached as Exhibit 99 to this Current Report on Form 8-K (this “Current Report”).

Item 9.01 Financial Statements and Exhibits.

  1. Not applicable.

  2. Not applicable.

  3. Exhibits. The following exhibit is being filed herewith.

(99) Press Release of REGAL-BELOIT CORPORATION dated April 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION

By: /s/ David A. Barta

David A. Barta

Vice President, Chief Financial Officer

Dated: April 28, 2005

Exhibit 99

REGAL-BELOIT REPORTS 52% INCREASE

IN FIRST QUARTER EARNINGS PER SHARE

April 28, 2005 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today announced its first quarter 2005 financial results.

Net income in the first quarter of 2005 was $12.3 million, a 78% increase from $6.9 million reported in the first quarter of 2004. Earnings per share were $.41 for the first quarter as compared to $.27 in the comparable period of 2004. This was an increase of 52% after the impact of 5.3 million additional shares outstanding. The added shares were a result of the shares issued to General Electric as part of the consideration paid for the acquisition of the HVAC Motors and Capacitors business and the dilutive effect of the Company’s April 2004 convertible senior subordinated debt offering.

First quarter net sales of the Company increased 107.1% to $337.8 million from $163.1 million in the first quarter of 2004. Excluding the impact of the Commercial AC Motors and HVAC Motors and Capacitors acquisitions of 2004, sales were $182.8 million, an increase of 12.1%. The Company continued to see strong demand throughout the Company’s markets. Sales in the Electrical segment, excluding the impact of the acquisitions, increased 15.5%. Sales in the Mechanical segment increased 3.6%.

Income from operations increased 108.9% to $25.9 million from $12.4 million reported for the first quarter of 2004. Income from operations as a percent of net sales for the first quarter of 2005 was 7.7%, as compared to the 7.6% reported in the first quarter last year. The Company’s operations continued to be impacted by raw material inflation in the first quarter of 2005, which offset price increases and productivity improvements.

The Company’s long-term debt increased to $563.6 million at the end of the first quarter of 2005 from $547.4 million at the end of the fourth quarter of 2004. The increase was primarily due to an increase in working capital requirements to support the strong sales volume and higher levels of capital spending.

“We are extremely pleased with the performance of our Company in the first quarter,” said Henry W. Knueppel, President and CEO. “Our legacy electrical businesses achieved improved performance on solid revenue growth and the results from the acquisitions were strong and consistent with our previously announced guidance. While raw material costs continue to be a concern, we are confident in our ability to continue to execute our strategic initiatives and improve the margins of our businesses. The increase in the quarterly dividend announced this morning is another demonstration of our confidence in our ability to deliver strong financial results.”

“Earnings for the second quarter are projected to be in a range of $.60- $.64 per share using the first quarter’s average diluted shares,” Knueppel added. “This guidance reflects the somewhat seasonal nature of the sales of the HVAC motor business and reflects our continued confidence in our legacy businesses and the earnings guidance previously provided for the acquisitions.

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 10:00 AM CDT (11:00 AM EDT) on Thursday, April 28, 2005. Interested parties should call 866-868-1282, referencing the REGAL-BELOIT conference call, access code 11540848. A replay of the call will be available through May 6, 2005 at 877-213-9653, access code 11540848.

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout North America, and in Mexico, Europe and Asia.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our recent acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from GE; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

Corporate Offices

200 State Street - Beloit, WI 53511-6254

608-364-8808 - Fax: 608-364-8818

STATEMENTS OF INCOME	(Unaudited)
In Thousands of Dollars Except Per Share Data	Three Months Ended
	March 31,	March 30,
	2005	2004

Net Sales	$ 337,823	$ 163,084
Cost of Sales	269,379	124,897
Gross Profit	68,444	38,187
Operating Expenses	42,579	25,743
Income From Operations	25,865	12,444
Interest Expense	5,454	1,327
Interest Income	48	3
Income Before Income Taxes and Minority Interest	20,459	11,120
Provision For Income Taxes	7,642	4,003
Income Before Minority Interest	12,817	7,117
Minority Interest in Income, Net of Tax	531	257
Net Income	$ 12,286	$ 6,860
Per Share of Common Stock:
Earnings Per Share	$ 0.42	$ 0.27
Earnings Per Share - Assuming Dilution	$ 0.41	$ 0.27
Cash Dividends Declared	$ 0.12	$ 0.12
Average Number of Shares Outstanding	29,033,901	25,041,559
Average Number of Shares - Assuming Dilution	30,244,393	25,278,192

CONDENSED BALANCE SHEETS
	(Unaudited)	(Audited)
In Thousands of Dollars	March 31,2005	December 31,2004
Assets
Current Assets:
Cash and Cash Equivalents	$ 28,882	$ 31,275
Receivables, less reserves of $2,396 in 2005 and $2,376 in 2004	201,092	176,941
Inventories	245,594	246,816
Other Current Assets	24,273	19,887
Total Current Assets	499,841	474,919
Net Property, Plant and Equipment	256,397	253,673
Goodwill	552,972	544,440
Purchased Intangible Assets, Net	50,002	52,058
Other Noncurrent Assets	26,062	26,962
Total Assets	$ 1,385,274	$1,352,052.00

Liabilities and Shareholders' Investment
Current Liabilities	$ 204,509	$ 195,209
Long-Term Debt	563,572	547,350
Other Noncurrent Liabilities	72,434	71,314
Shareholders' Investment	544,759	538,179
Total Liabilities and Shareholders' Investment	$ 1,385,274	$ 1,352,052

NOTES TO FINANCIAL STATEMENTS

1. Certain footnotes and other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from these statements, and therefore these statements should be read in conjunction with the Company’s 2004 Annual Report and Securities and Exchange Commission filings.

2. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year. Certain items, such as income taxes, LIFO charges and various other accruals, are included in these statements based on estimates for the entire year.

SEGMENT INFORMATION
In Thousands of Dollars
(Unaudited)
	Mechanical Segment		Electrical Segment
	Three Months Ended		Three Months Ended
	March 31,	March 30,	March 31,	March 30,
	2005	2004	2005	2004

Net Sales	$ 48,601	$ 46,898	$ 289,222	$ 116,186
Income From Operations	$ 2,738	$ 2,745	$ 23,127	$ 9,699